SUBSIDIARIES OF THE REGISTRANT	Exhibit 21.01

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Bioware ULC	Bioware ULC	Alberta, Canada

Electronic Arts Handelsges.m.b.H	Electronic Arts Austria	Austria

Electronic Arts Belgium	Electronic Arts Belgium	Belgium

Digital Illusion Ltd.	Digital Illusion Ltd.	Bermuda

EA Bermuda Partnership	EA Bermuda Partnership	Bermuda

EA General Partner Limited	EA General Partner Limited	Bermuda

EA International (Studio and Publishing) Ltd.	EA International (Studio and Publishing) Ltd.	Bermuda

Electronic Arts Limitada	Electronic Arts Ltda.	Brazil

Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	British Columbia, Canada

Electronic Arts International Corporation	Electronic Arts International Corporation	California

Pandemic Studios LLC	Pandemic Studios LLC	California

Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	China

Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of Australia

Pandemic Studios Pty Ltd	Pandemic Studios Pty Ltd	Commonwealth of Australia

Electronic Arts Magyarország Kereskedelmi Kft	EA Czech Republic	Czech Republic

Electronic Arts US Co.	Electronic Arts US Co.	Delaware

EA Delaware LLC	EA Delaware LLC	Delaware

EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware

EA Japan LLC	EA Japan LLC	Delaware

EA Mobile (Canada Holdings) Inc.	EA Mobile (Canada Holdings) Inc.	Delaware

EA Mobile (Hawaii) LLC	EA Mobile (Hawaii) LLC	Delaware

EA Mobile LLC	EA Mobile LLC	Delaware

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
EA Music Publishing Inc.	Electronic Arts Music Publishing Inc.	Delaware

EA Subsidiary Corporation	Electronic Arts Subsidiary Corporation	Delaware

EA World LLC	EA World LLC	Delaware

EA.com Inc.	EA.com, Inc.	Delaware

Electronic Arts Productions Inc.	Crocodile Productions	Delaware

Electronic Arts Project Inc.	Electronic Arts Project Inc.	Delaware

Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware

Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware

Electronic Arts World II LLC	Electronic Arts World II LLC	Delaware

Linear Arts Inc.	Linear Arts Inc.	Delaware

Parnassus Data Inc.	Parnassus Data Inc.	Delaware

Pogo Corporation	Pogo.com	Delaware

Singshot Media LLC	Singshot Media LLC	Delaware

Electronic Arts Denmark A.p.S.	EA Denmark	Denmark

Electronic Arts Finland OY	EA Finland	Finland

Electronic Arts — Tiburon, a Florida Corporation	Tiburon	Florida

Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France

Electronic Arts GmbH	Electronic Arts GmbH	Germany

Electronic Arts Greece Commercial Limited Liability Company	EA Greece	Greece

Electronic Arts HK Limited	Electronic Arts Hong Kong Ltd.	Hong Kong

Electronic Arts Hungary Trading KFT	EA Hungary	Hungary

EA Games India Private Ltd.	EA Games India Private Ltd.	India

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
EA Mobile India Private Limited	EA Mobile India Private Limited	India

Electronic Arts Italia s.r.l.	EA Italy	Italy

Criterion Software K.K.	Criterion Software K.K.	Japan

EA Mobile Japan K.K.	EA Mobile Japan K.K.	Japan

Electronic Arts K.K.	Electronic Arts K.K.	Japan

Maxis K.K.	Maxis K.K.	Japan

Electronic Arts Korea LLC	Electronic Arts Korea Yuhan Hoesa	Korea

Electronic Arts (India Holdings) Inc.	Electronic Arts (India Holdings) Inc.	Mauritius

Electronic Arts Mauritius Limited	EA Mauritius Ltd.	Mauritius

EA México S. de R.L. de C.V.	EA México S. de R.L. de C.V.	Mexico

Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand

Electronic Arts Norway AS	EA Norway	Norway

EA Mobile (Canada) ULC	EA Mobile (Canada) ULC	Nova Scotia

Electronic Arts Polska Sp.zo.o	EA Poland	Poland

Electronic Arts Material Informatico, Sociedade Unipessoal LDA	Electronic Arts Portugal	Portugal

S.C. Electronic Arts Romania SRL	S.C. Electronic Arts Romania SRL	Romania

Electronic Arts OOO	Electronic Arts OOO	Russia

Electronic Arts Asia Pacific Pte Ltd	Electronic Arts Asia Pacific PTE., LTD	Singapore

EA Software South Africa (Proprietary) Limited	EA Software South Africa (Proprietary) Limited	South Africa

Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain

Digital Illusions CE AB	Digital Illusions CE AB	Sweden

EA Digital Illusion CE AB	EA Digital Illusion CE AB	Sweden

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
Electronic Arts Sweden AB	EA Sweden	Sweden

ABC Software GmbH	ABC Software GmbH	Switzerland

EA Swiss Sàrl	EA Swiss Sàrl	Switzerland

Bioware Austin LLC	Bioware Austin LLC	Texas

Criterion Software Inc.	Criterion Software Inc.	Texas

Electronic Arts Nederland B.V.	Electronic Arts BV	The Netherlands

Bullfrog Productions Ltd.	Bullfrog Productions Ltd.	United Kingdom

Criterion Software Group Limited	Criterion Software Group Limited	United Kingdom

Criterion Software International Limited	Criterion Software International Limited	United Kingdom

Criterion Software Limited	Criterion Software Limited	United Kingdom

Electronic Arts (UK) Limited	Electronic Arts UK Ltd.	United Kingdom

Electronic Arts Europe Limited	Electronic Arts Europe Ltd	United Kingdom

Electronic Arts Ltd.	Electronic Arts Ltd.	United Kingdom

Electronic Arts Mobile (UK) Limited	EA Mobile (UK) Ltd.	United Kingdom

Electronic Arts Productions Ltd.	Electronic Arts Productions Ltd.	United Kingdom

Electronic Arts Studio (UK) Limited	Electronic Arts Studio (UK) Limited	United Kingdom